UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 24, 2006

Prosoft Learning Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-21535	87-0448639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 N. 44th Street, Suite 600, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(602) 794-4199

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 24, 2006, Prosoft Learning Corporation (the “Company”) entered into an Agreement Regarding the Transfer of Certain Copyrights and Amendment to Existing Agreements (the “Agreement”) with ProsoftTraining Japan, Inc. (“PTJ”). PTJ has been the exclusive licensee for the Company’s proprietary CIW content in Japan since 2001. The Company also owns a de minimus equity stake (less than one percent) in PTJ. Pursuant to the Agreement, the Company will transfer certain copyrights to PTJ, including the Company’s proprietary CIW content reformatted into the Japanese language, and grant to PTJ the exclusive right to translate the Company’s CIW exams into the Japanese language. Additionally, the existing agreements between the Company and PTJ were all modified to reflect this change in the business relationship.

Under the terms of the Agreement, and in consideration for the rights granted to PTJ thereunder, PTJ will pay the Company a one-time fee of $700,000. Of this amount, $100,000 was received by the Company as a deposit on April 7, 2006, with the remaining balance to be received by the Company on April 26, 2006. Following the Company’s receipt of this fee, PTJ will have no further obligation to pay royalties, licensing or other fees to the Company with respect to sales or permitted use of the CIW content reformatted into the Japanese language. The Company will share the net proceeds earned from the future sales of CIW exams reformatted into the Japanese language with PTJ on a fifty-fifty basis.

The Agreement has been consented to by both the Company’s secured lenders and VCampus Corporation, with whom the Company entered into an Acquisition and Reorganization Agreement dated April 11, 2006 pursuant to which the Company will be acquired by VCampus. The U.S. Bankruptcy Court has also approved a motion to allow the Agreement to be executed and the transaction to proceed. The proceeds from the Agreement will enable the Company to maintain its operations at current levels until the anticipated completion of the proposed acquisition by VCampus Corporation.

A copy of the Agreement is attached hereto as an exhibit. All statements made herein concerning the foregoing agreement are qualified by reference to such exhibit.

Item 2.01 Completion of Acquisition or Disposal of Assets

On April 24, 2006, the Company entered into the Agreement with PTJ, pursuant to which the Company will transfer certain copyrights to PTJ in exchange for a one-time fee, as described under Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Agreement regarding transfer of certain copyrights and amendments to existing agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2006	Prosoft Learning Corporation (Registrant)

	By:	/s/ Tom D. Benscoter
Tom D. Benscoter, Chief Financial Officer